UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 5, 2012, Adept Technology, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with affiliates of Hale Capital Partners, LP (“Hale”) pursuant to which the Company agreed to issue 8,000 shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), at a price of $1,000 per share to Hale and may issue up to 1,500 additional shares of Preferred Stock at the same price to other buyers under certain conditions, with the total number of shares of Common Stock issuable upon conversion of the Preferred Stock and as dividends not to exceed 19.9% of the Company’s currently outstanding shares of Common Stock.  Each share of the Preferred Stock is convertible, at the option of the holder, at a conversion rate of $4.60. The Purchase Agreement contains representations, warranties and covenants, customary for an issuance of Preferred Stock in a private placement of this nature.

Subject to the satisfaction of customary conditions and lender and NASDAQ approvals, the sale of shares is expected to close mid-September.

In connection with the Purchase Agreement, the Company and Hale entered into a Registration Rights Agreement on September 5, 2012. The Company has agreed to use its commercially reasonable efforts to file a registration statement with the SEC within 90 days for the resale of all of the Common Stock issuable on the conversion of the Preferred Stock and dividends.

On September 5, 2012, the Company also entered into a Side Letter Agreement with Hale that provides that so long as Hale and its affiliates holds Preferred Stock in an amount equal to not less than 5% of the Common Stock on an as-converted basis, Hale may designate one director (the “Preferred Holder Director”) for election to the Company’s Board of Directors. The Preferred Holder Director would be entitled to hold committee positions if eligible for service on such committee under NASDAQ and SEC requirements. Hale is also entitled to designate a non-voting observer to attend each any meeting of the Board and any committee of the Board.

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed above, upon consummation of the transactions contemplated by the Purchase Agreement, the Company will issue up to 9,500 shares of Preferred Stock. The terms, rights, obligations and preferences of the Preferred Stock are set forth in a Certificate of Designations of the Company (the “Certificate of Designations”), which will be filed with the Secretary of State of the State of Delaware.

The Certificate of Designations provides that holders of  Preferred Stock (the “Holders”) will be entitled to receive dividends payable quarterly in arrears payable, at the election of the Company either in cash or, subject to certain equity conditions, in Common Stock. Dividends on the Preferred Stock will accrue at Prime Rate (Wall Street Journal Eastern Edition) plus 3% (up to a maximum amount of 4%).

Each share of the Preferred Stock will be convertible, at the option of the holder and upon certain mandatory conversion events described below, at a conversion rate of $4.60.

If on or after the first anniversary of the issuance of the Preferred Stock, the Common Stock price exceeds the “Applicable Percentage” (meaning, 200% from the first anniversary to the second anniversary, 175%  until the third anniversary, and 150% thereafter) for a consecutive 60 days, such price is maintained until conversion, and certain equity conditions providing that such shares of Common Stock issued upon conversion can be immediately saleable by the holders (the Equity Conditions”), the Company can convert the Preferred Stock up to an amount equal to the greater  of the then-one week trading volume of the Common Stock (the “Volume Limit”) or the amount of an identified bona fide block trade at a price not less than the then-current market price.

Starting 18 months after issuance of the Preferred Stock, if the trading price of the Common Stock is more than 110% of the conversion price for a specified period, the Company may convert up to 10% of the Preferred Stock issued pursuant to the Securities Purchase Agreement per quarter at 100% of the original price plus the amount of any accrued and unpaid dividends, subject to a maximum conversion equal to the Volume Limit per month and subject to the Equity Conditions. The ability to require conversion requires that the Company (i) maintains on deposit such amount of cash and cash equivalents and (ii) satisfies such EBITDA threshold, in each case as is mutually determined by the Company and Silicon Valley Bank and reasonably acceptable to Hale. If the Company cannot convert the Preferred Stock due to its failure to satisfy the conditions, then it may redeem the shares for cash at the same price subject to agreement of the Holder.

Upon certain triggering events, such as bankruptcy, insolvency or a material adverse effect or failure of the Company to issue shares upon conversion of the Preferred Stock in accordance with its obligations, the Holders may require the Company to redeem all or some of the Preferred Stock at a price equal to 100% of the conversion amount, and in certain events, the higher trading price of the Common Stock underlying the Preferred Stock between the date of the redemption notice and redemption, plus accrued and unpaid dividends.

On or after September 30, 2016, each holder can require the Company to redeem its Preferred Stock in cash at a price equal to 100% of the conversion amount being redeemed plus accrued and unpaid dividends.

Each Holder has a vote equal to the number of shares of Common Stock into which its Preferred Stock would be convertible as of the record date. In addition, a majority of the Preferred Stock holders must approve certain actions, including approving any amendments to the Company’s charter or bylaws that adversely affects the voting powers, preferences or other rights of the Preferred Stock; payment of dividends or distributions; any liquidation, capitalization, reorganization or any other fundamental change of the Company; issuance of any equity security senior to or in parity with the Preferred Stock as to dividend rights, redemption rights, liquidation preference and other rights; issuances of equity below the conversion price; any liens or borrowings other than senior indebtedness from established commercial lenders on customary terms; and the redemption or purchase of any of the capital stock of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to and hereby incorporated by reference into this Item 5.02, the information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” relating to the private placement. In connection with the Side Letter Agreement with Hale, as of the consummation of the transaction contemplated by the Purchase Agreement, Martin Hale Jr., CEO of Hale, will be elected to the Board of Directors of the Company to be the initial Preferred Holder Director to serve as a member of the Board receiving the same compensation, indemnification and other rights to which non-employee directors are entitled to and he will be nominated for election by the stockholders at the next annual stockholders meeting.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2012, the Board approved amendment of the Company’s Bylaws (the “Amended Bylaws”) to reflect certain procedural aspects of the special rights, privileges and preferences of the Preferred Stock set forth in the Certificate of Designations, including rights to call special meetings, voting of preferred stock and the authorized Board size.

Item 8.01 Other Events.

On September 6, 2012, the Company issued a press release relating to the private placement of the Preferred Stock. A copy of the press release is filed as an exhibit to and incorporated by reference into this Current Report on Form 8-K.

The foregoing description of the documents related to the transaction described above is not a complete description of the terms and is qualified in its entirety by reference to the full text of the agreements which will be attached as exhibits to the Company’s annual report on Form 10-K for the year ended June 30, 2012.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and documents incorporated by reference herein contains forward-looking statements. Such statements are based on current expectations and projections about the Company’s business. These statements are not guarantees of future performance and involve numerous risks and uncertainties that are difficult to predict. Transaction-related risks include conditions to completion of the proposed transactions; future sales or dilution of our equity depressing our stock price; management’s discretion over the use of proceeds; and concentration of share ownership. The Company's actual results could differ materially from those expressed in forward-looking statements for a variety of reasons, including but not limited to factors affecting our fluctuating operating results that are difficult to forecast or outside our control: the effect of the current state of the manufacturing sector and other businesses of our customers; the timing and impact of the Company’s decisions to engage in restructuring actions, M&A activities and other expense-related matters; the impact of integrating our acquired businesses and growth plans on our limited cash resources and  requirements of our credit facility; the impact of acquired companies on the Company’s operations; the Company’s inability to react quickly to changes in demand for our products; risks of acceptance of the Company's new or current products in the marketplace; the costs of international operations, sales and foreign suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; the highly competitive nature of and rapid technological change within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation; risks associated with sole or single sources of supply;  potential delays associated with the development and introduction of new products; and the need to complete acquisitions to expand operations.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2011, which includes the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Adept Technology, Inc. issued September 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: September 6, 2012	By: /s/ Lisa M. Cummins Lisa M. Cummins Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated September 6, 2012